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                                                                   EXHIBIT 10.14
                                 RES-CARE, INC.
                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223
                                 (502) 394-2100

                                January 12, 2005

William J Ballard
4117 Hillsboro Pike
Nashville, Tennessee 37215

      RE: TERMINATION OF EMPLOYMENT AND AGREEMENT REGARDING CERTAIN CONSULTING SERVICES

Dear Bill:

      This letter agreement is being executed by Res-Care, Inc. (the "Company") and you ("Ballard") to provide for the parties' agreements regarding the mutual termination of Ballard's employment with the Company and the provision of certain consulting services by Ballard for a period of one year thereafter. The parties hereby agree as follows:

      1. The parties acknowledge and agree that that certain Employment Agreement dated January 13, 2002, as amended, between the Company and Ballard (the "Employment Agreement"), terminated by expiration of its term effective as of December 31, 2004.

      2. Ballard's employment with the Company terminated effective midnight, December 31, 2004. Such termination is by expiration of the Employment Agreement and mutual consent of the parties. The terms and conditions of such termination and Ballard's compensation and obligations in connection with the same shall be governed by this letter agreement and the surviving provisions of the Employment Agreement specifically referenced herein.

      3. Effective midnight, December 31, 2004, Ballard hereby resigns as an officer and director of all of the Res-Care Companies (as defined in the Employment Agreement). Contemporaneously herewith, Ballard shall execute the resignation letter attached hereto as Exhibit A.

      4. Not later than January 31, 2005, Ballard shall execute and deliver to the Chairman and/or any officer designated by the Chairman, a certificate of Ballard's level of compliance and Ballard's knowledge of the level of compliance by the Company and its subsidiaries with applicable laws, regulations and Company policies regarding the provision of services to clients and billings to

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William J Ballard
January 12, 2005
Page 2

its paying agencies substantially in the form attached as Exhibit B. Ballard further specifically acknowledges that he is aware that it is the Company's policy that all employees immediately report to their supervisor, other management personnel, or the appropriate state and federal authorities, any activity which is, was, or may be in violation of state or federal laws or the Company's policies and procedures. Ballard hereby represents that sufficient opportunities were made available to him to make such report(s), and that he has never knowingly witnessed or been a party to any activity in violation of federal or state laws while employed at the Company. Further, he agrees that he has observed no violations of Company policies or procedures except to the extent that he may have already reported the same to the Company in writing. Not later than January 15, 2006, Ballard will execute and deliver to the Chairman a comparable certificate as described in this paragraph 4 with regard to his knowledge of the operations of the Company and its subsidiaries during the Consulting Term (as defined in paragraph 8).

      5. Not later than January 15, 2006, Ballard shall return to the Company any property of the Company or its subsidiaries then in Ballard's possession or control, including without limitation, any Confidential Information (as defined in the Employment Agreement) and whether or not constituting Confidential Information, any technical data, performance information and reports, sales or marketing plans, documents or other records, and any manuals, drawings, tape recordings, computer programs, discs, and any other physical representations of any other information relating to the Company, its subsidiaries or affiliates or to the business conducted by the Company and its subsidiaries or affiliates. Ballard hereby acknowledges that any and all of such documents, items, physical representations and information are and shall remain at all times the exclusive property of the Company. Ballard shall also promptly return to the Company any of the property of the Company described in Section 3(f) of the Employment Agreement if requested in writing by the Company. The provisions of this paragraph 5 shall supersede the provisions of Section 6 of the Employment Agreement.

      6. Ballard is eligible for and may earn a bonus under the Incentive Program applicable to Ballard for the calendar year 2004 as provided in Section 3(b) of the Employment Agreement depending upon the satisfaction of the performance, financial and quality targets applicable to Ballard and the Company for such period. If any such bonus is earned, such bonus shall be paid to Ballard (subject to applicable withholding) not later than March 31, 2005. The Company and Ballard agree that as of December 31, 2004, all of the options granted to him by the Company, whether pursuant to Section 3(d) of the Employment Agreement or otherwise, have vested. A copy of the Company stock option plan that is applicable to its managerial employees and the options previously granted to Ballard (the "Stock Plan") is attached hereto as Exhibit
C. Ballard agrees that except for any amounts payable under this paragraph or Ballard's accrued and unused vacation or paid time off as of December 31, 2004, Ballard shall not be entitled to any severance or other payment of any nature in connection with the termination of his employment. The amount of Ballard's accrued and unused vacation or paid time off shall be paid to Ballard (subject to applicable withholding) not later than January 31, 2005.

      7. Should Ballard elect to exercise his option to continue his health care benefits currently provided by the Company following the termination of his employment, the continuation

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William J Ballard
January 12, 2005
Page 3

of such health care benefits, including the payment of premiums for such health care benefits after December 31, 2004, shall be at Ballard's sole expense. The COBRA election, as regulated by ERISA, shall begin at December 31, 2004, Ballard's last date of official employment.

      8. For the period January 1, 2005 and December 31, 2005 (the "Consulting Term"), Ballard shall consult with and be generally available to the Company and its personnel at the request of the Chairman, President and Chief Executive Officer of the Company ("Chairman"), or the Chairman's designee, as reasonably necessary to provide consultation, assistance and information regarding (a) the assets and operations that were formerly a part of the Company's Division for Youth Services, (b) any obligations of any Res-Care Company under any management agreement, consulting agreement or other agreement that was previously the responsibility of the Company's Division for Youth Services, (c) the transition of management of the assets and operations that were formerly a part of the Company's Division for Youth Services to the Company's Division for Persons with Disabilities, (d) personnel matters with regard to employees of any of the Res-Care Companies that were formerly assigned to the Company's Division for Youth Services, (e) governmental and other agency relations, and (f) potential or possible acquisitions relating to and/or dispositions of any of the assets or operations that were formerly a part of the Company's Division for Youth Services. Ballard shall not have responsibility for any operations on behalf of the Res-Care Companies and shall be engaged in an advisory capacity only. Any final decision with regard to any matter in connection with the business of the Res-Care Companies, irrespective of whether the advice of Ballard has been solicited or received, shall rest with the Company. Ballard's services to the Company shall be limited to those described in this paragraph 8 and no other or further engagement has been promised or made except as mutually agreed by the parties in writing.

      9. In consideration of Ballard's consulting services as described in paragraph 8 of this letter agreement, and provided that Ballard complies with his continuing obligations in Section 7 of the Employment Agreement, the Company shall pay to Ballard the aggregate sum of $210,000 during the Consulting Term in twenty-four (24) substantially equal semi-monthly installments of $8,750 on or before the 15th and last day of each calendar month during the Consulting Term. In all matters relating to the consulting services rendered by Ballard as provided in paragraph 8 hereof, Ballard will be acting as an independent contractor and neither Ballard nor any employee or agent of Ballard will be an employee of any Res-Care Company within the meaning or application of any federal, state or local income or unemployment insurance laws, or old age benefits law, or other social security laws or worker's compensation or industrial law, or otherwise. Ballard will be responsible for and indemnify and hold the Company harmless from and against any and all federal, state and local income taxes (including withholding taxes), social security taxes and/or Medicare taxes with respect to the payments described in this paragraph 9. Ballard will timely pay all of such taxes in compliance with applicable laws and regulations.

      10. Ballard hereby agrees that his covenants in Section 7 of the Employment Agreement shall survive the expiration of the Employment Agreement, the execution of this letter agreement and the future expiration of the Consulting Term in accordance with the terms and provisions of such Section 7. Notwithstanding the forgoing, the provision of the consulting services in accordance with paragraph 8 hereof shall not violate any of the covenants in such Section 7 and all Confidential

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William J Ballard
January 12, 2005
Page 4

Information provided to or otherwise in the possession of Ballard relating to such services shall be subject to his confidentiality obligations in such
Section 7.

      11. As additional consideration for the covenants and agreements of Ballard herein, the Company, for itself and all of the other Res-Care Companies, and for their successors, affiliates, employees, officers, directors and assigns, hereby fully and completely release, acquit and forever discharge Ballard, Ballard's heirs, successors, assigns, and legal representatives (collectively, the "Ballard Indemnitees"), from all claims, liabilities, demands and causes of action which they may have or claim to have against the Ballard Indemnitees, known or unknown; however, this release does not waive any claims based upon fraud, gross misrepresentation or illegal conduct and does not waive any rights or claims which may arise after the date that this letter agreement is signed by the parties and does not release Ballard's obligations under this letter agreement or affect the Company's rights hereunder.

      12. As additional consideration for the covenants and agreements of the Company herein, Ballard, for himself and his heirs, successors, assigns, and legal representatives, hereby fully and completely releases, acquits and forever discharges the Company and all of the other Res-Care Companies, as well as the employees, officers and directors of any of them (collectively, the "Company Parties") from all claims, liabilities, demands and causes of action which Ballard may have or claim to have against the Company Parties. This includes but is not limited to a release of any rights or claims that Ballard may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying males and females unequal pay for equal work; the Americans with Disabilities Act, and any other federal, state or local laws or regulations. This also includes a release by Ballard of any contract, tort or wrongful discharge claims. This release covers claims that are both known and unknown. This release does not waive any rights or claims which might arise after the date that this letter agreement is signed by the parties and does not release the obligations of the Company under this letter agreement, or affect Ballard's rights hereunder. This letter agreement also does not waive any rights or claims, if any, that Ballard may have to Ballard's vested stock options, which options shall be governed by, and exercisable for a limited period of time after December 31, 2004 in accordance with, the terms of the Stock Plan and any Award Agreement (as defined in the Stock Plan) applicable thereto, or any rights or claims, if any, that Ballard may have to 401k plan or pension benefits under the Company's retirement plans, or any right to any earned Performance Incentive for the calendar year 2004. This letter agreement does not waive the right to file a charge with or participate in any investigation conducted by the Equal Employment Opportunity Commission (the "EEOC") but Ballard agrees that he does waive his right, if any, to any monetary recovery if the EEOC pursues any claim on his behalf.

      13. Ballard agrees never to make any claim or institute any suit, complaint, proceeding, grievance or action of any sort in any court, administrative agency or tribunal arising from his employment with the Company or any other occurrence prior to his signing this letter agreement. Ballard hereby waives any right to recover any relief as a result of any claims or proceedings made on his behalf.

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William J Ballard
January 12, 2005
Page 5

      14. Ballard acknowledges that he has been given a period of at least twenty-one (21) days to review and consider this letter agreement before signing it. Ballard further acknowledges that he had the opportunity to use as much of the twenty-one (21) day period as he wished prior to signing.

      15. Ballard acknowledges that he has been advised by the Company that this letter agreement is a binding legal document. Ballard acknowledges that the Company advised him to consult with an attorney, which he has done, before signing this letter agreement.

      16. Ballard understands that he may revoke this letter agreement within seven (7) days after he signed it (the "Revocation Period") and that this letter agreement is not effective until this revocation period has passed. To revoke this letter agreement, Ballard must deliver a written notice of revocation to Ronald G. Geary, Chairman, President and Chief Executive Officer, Res-Care, Inc. at 10140 Linn Station Road, Louisville, Kentucky 40223, by no later than the close of business on the seventh day after he signed this letter agreement. Ballard understands that if he revokes this letter agreement, it shall not be effective or enforceable.

      17. The parties agree that this letter agreement and the surviving provisions of the Employment Agreement set forth the entire agreement between Ballard and the Company. Ballard acknowledges that the Company has not made any promises to him other than in this letter agreement, and that no amendment may be made to this letter agreement unless in writing and signed by Ballard and the Company. Ballard acknowledges that he has not been coerced or intimidated or threatened in any way and that he signs this letter agreement knowingly and voluntarily.

      18. The invalidity or unenforceability of any particular provision of this letter agreement shall not affect the other provisions hereof and this letter agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      19. This letter agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky. The parties hereto agree that the federal or state courts located in Kentucky shall have the exclusive jurisdiction with regard to any litigation relating to this letter agreement and that venue shall be proper only in Jefferson County, Kentucky, the location of the principal office of the Company.

      20. All notices, requests, demands and other communications required or permitted to be given or made under this letter agreement, or any other agreement executed in connection therewith, shall be in writing and shall be deemed to have been given on the date of deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to Ballard at the address set forth on the first page of this letter agreement, with a copy to him at 14615 W. Futura Drive, Sun City West, Arizona 85375, and to the Company, addressed to the Chairman at the address set forth in paragraph 16 hereof (or at such other address as shall hereafter be designated by either party to the other party by notice given in accordance with this paragraph). All payments to Ballard as provided in this letter agreement shall be made to Ballard by direct deposit to the bank account
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William J Ballard
January 12, 2005
Page 6

listed on Exhibit D attached hereto, unless Ballard shall otherwise direct in writing.

      If the foregoing accurately reflects your understanding of the agreement of the parties, please sign both originals of this letter agreement and return an original to the undersigned.

                                        Sincerely,

                                        /s/ Ronald G. Geary

                                        Ronald G. Geary
                                        Chairman, President and Chief
                                        Executive Officer

I ACKNOWLEDGE AND REPRESENT TO THE COMPANY THAT I HAVE CAREFULLY READ THIS LETTER AGREEMENT. I UNDERSTAND IT AND HAVE NO QUESTIONS ABOUT WHAT IT MEANS. I HAVE NOT BEEN FORCED OR INTIMIDATED IN ANY WAY TO SIGN IT, AND I AM KNOWINGLY AND VOLUNTARILY ENTERING INTO IT. I ACKNOWLEDGE THAT I HAVE CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

                                        /s/ William J Ballard
                                        William J Ballard

                                        Dated: 1/13/05

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                                    EXHIBIT A

To Whom It May Concern:

      I hereby resign as a director and/or officer of the corporations listed on the attached Schedule 1 effective December 31, 2004 (or such earlier date to the extent any resignation has been previously delivered).

                                        Signed,

                                        /s/ William J Ballard

                                        William J Ballard

                                   SCHEDULE 1

                                 Res-Care, Inc.
                   The Academy for Individual Excellence, Inc.
                        Alternative Youth Services, Inc.
                    General Health Corporation, dba Arizona
                                Youth Associates
                          New Summit School Corporation
                                Youthtrack, Inc.

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                                    EXHIBIT B
                                 [RES-CARE LOGO]
                ANNUAL EMPLOYMENT ELIGIBILITY CERTIFICATION FORM

I, __William J Ballard______________ (print name), understand that as a condition of continued employment with ResCare I agree to the following statements and acknowledge the information stated by writing my initials next to each item listed.

_______WB_______  A. During my employment, I have notified my supervisor and/or
                  Human Resources Representative of any charges and/or convictions of criminal offenses that have occurred.

_______WB_______  B. I also certify that I have not been listed by any federal, state or local agency as debarred, excluded or otherwise ineligible for participation in any federally, state or locally funded health care programs.

_______WB_______  C. I certify that I have re-read and understand the Code of
                  Conduct and agree to abide by it during the entire term of my employment. I acknowledge that I have a duty to report any alleged or suspected violation of the Code of Conduct. I am not aware of any possible violation of the Code of Conduct. I understand that any violation of the Code of Conduct or any other corporate compliance policy or procedure is grounds for progressive corrective action, up to and including termination from employment.

_______WB_______  D. I have completed all required training related to my job responsibilities, as outlined by my supervisor. I have maintained any certifications and/or licenses required for my position and re-certify that my educational credentials are true.

_______WB_______  E. I am familiar with ResCare's Drug and Alcohol-Free
                  Workplace policy and am in compliance with that policy.

_______WB_______  F. I am aware of ResCare's policy on the Prohibition of
                  Harassment and have not violated or witnessed any violations of that policy.

_______WB_______  G. I am aware of ResCare's policy on Affirmative Action/Equal
                  Employment Opportunity.

_______WB_______  H. I am familiar with ResCare's Violence in the Workplace
                  Policy and am in compliance with that policy.

_______WB_______  I. I have reported any violations that I may have witnessed pertaining to any ResCare policy or any violations of international, federal, or state/provincial laws with regard to my employment to local/regional management or the Compliance Department.

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      1.    PAGE 2

_______WB_______  J. I further understand that this re-certification does not constitute a written contract at this time or at any time in the future and that my employment is strictly at-will employment.

Please describe any information that is contrary to the statements made above:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

William J Ballard
--------------------------
Employee Name (Print Only)

/s/ William J Ballard____________________________      ____________
Employee Signature                                     Date

_________________________________________________      ____________
Human Resources Representative Signature               Date

_________________________________________________      ____________
            (a)   Witness Signature (if necessary)                    Date

            (b)   Return this form to:

      The original is to be filed in the employee's personnel file.

      A copy may be provided to the employee.

         (FORM TO BE COPIED FRONT/BACK; PAGES ARE NOT TO BE SEPARATED)


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                                    EXHIBIT D

                     ACCOUNT INFORMATION FOR DIRECT DEPOSIT

Bank: __________________________________
      __________________________________
      __________________________________

ABA #: _________________________________

Account Name: _______________________________

Account #: _____________________________